EXHIBIT 10.6


                           E. W. BLANCH HOLDINGS, INC.
                            MANAGEMENT INCENTIVE PLAN

This document explains the terms of the Management Incentive Plan (the Plan) of
E. W. Blanch Holdings, Inc. (the Company, Holdings, or Holdings Company).

Participants
                      E. W. Blanch, Jr.         Chris L. Walker
                      Tom S. Nelson             Frank S. Wilkinson, Jr.
                      Ian D. Packer

Funding

The sum of the following two components equals the total amount of the Plan pool:

1. 20% of the 1997 pre-tax profits in excess of 20% growth over 1996 pre-tax profits, adjusted for the 1996 Plan expense and the $22.75 million Wholesale restructuring charge.

                    1996 pre-tax profits            $33,011,000
                    add back 1996 Plan expense                0
                                                    -----------
                                                    $33,011,000
                    times Growth Goal                       120%
                                                            ---

                    1997 pre-tax profit goal        $39,613,000
                                                    ===========

2. 37.5% of the aggregate amount awarded to the E. W. Blanch Holdings, Inc. Incentive Plan (for all other employees) will be allocated to the bonus pool.

Any stock acquisitions or stock offerings may require adjustment to the measurement of earnings to ensure that the cost of capital is recognized.

Allocation and Payment

Mr. Blanch shall be paid 50% of the Plan pool. The Committee may not increase this percentage allocation, but may, at its discretion, reduce it. Awards will be allocated to the other participants from the remaining funds in the Plan pool, based upon the Committee's judgment of their performance and contributions during the year. Additionally, individual bonuses paid to the participants may not exceed 100% of their respective base salaries.

Funds available for distribution shall be paid no later than March 15, 1998. In order to be eligible to receive an award, a participant must be an employee of the Company on the date such award is to be paid.

Administration and Amendments

The Company's shareholders must approve the Plan. The Plan shall then be administered, construed and interpreted by the Committee. The Plan shall be effective for the Company's 1997 fiscal year.

The Committee may require that Plan participants enter into written participation agreements, in such form or forms as the Committee shall deem appropriate.